UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
____________

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2016

INFOBLOX INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35507	20-0062867
(Commission File Number)	(IRS Employer Identification No.)

3111 Coronado Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 986-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    Election of a new director, except by vote of security holders at an annual meeting or special meeting convened for that purpose.
Effective January 7, 2016, the Board of Directors of Infoblox Inc. (the "Company") appointed Mr. Edzard Overbeek to the Company’s Board of Directors. The Board of Directors has designated Mr. Overbeek as a Class III director. As such, Mr. Overbeek will stand for re-election at the Company’s 2017 annual meeting of stockholders. It has not yet been determined on which Board committees, if any, Mr. Overbeek will serve.
As compensation for his service on the Board of Directors, Mr. Overbeek will receive the Company's standard compensation for non-employee directors, which is described in the Company’s definitive proxy statement for its 2015 annual meeting of stockholders, beginning on page 14. There are no arrangements or understandings between Mr. Overbeek and any other persons pursuant to which Mr. Overbeek was named a director of the Company. Mr. Overbeek does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Overbeek has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Title
99.1	Press release issued by the Company on January 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFOBLOX INC.

Date: January 11, 2016		/s/ Stephen Yu
	By:	Stephen Yu
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Title
99.1	Press release issued by the Company on January 11, 2016.